Exhibit 2.5

Filed #C5179-90;
Feb 26, 1999
In the office of
Dean Heller Secretary of State

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                  MOTIONCAST TELEVISION CORPORATION OF AMERICA



        The undersigned, being the President and the Secretary of Motioncast Television Corporation of America, a Nevada Corporation, hereby certify that by majority vote of the Board of Directors at a meeting held on February 25, 1999, it was voted and adopted a resolution to amend the original Articles of Incorporation as follows:

        The undersigned further certify that ARTICLE FOUR of the original Articles of Incorporation filed on the 8th day of June 1990 herein is amended to read as follows:

        ARTICLE FOUR, CAPITAL STOCK is amended to read:

        The Corporation declare a 25 to 1 reverse stock split to be effective March 10, 1999.

        The undersigned hereby certify that they have on this day February 26, 1999 executed this Certificate Amending that original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.


                                                   /s/ M. Zapara
                                                   ---------------------------
                                                   M. Zapara, President

                                                   /s/ Vivienne Furlong
                                                   ---------------------------
                                                   Vivienne Furlong, Secretary